Exhibit 16.2

April 9, 2025

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
U.S.A.

Dear Sir or Madam:

Subject:	COSCIENS Bioparma Inc. File No. 001-38064

We have read Item 16F of Form 20-F of COSCIENS Biopharma Inc. dated April 9, 2025, and agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ Raymond Chabot Grant Thornton LLP